EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Nobel Learning Communities, Inc.

West Chester, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-03793, 333-03797 and 333-30781) and Form S-8 (Nos. 333-64701, 333-61372, 333-61374 and 333-124247) of Nobel Learning Communities, Inc. of our report dated September 12, 2006, relating to the consolidated financial statements and of our report dated September 12, 2006 relating to the financial statement schedules, which appear in this Form 10-K.

BDO Seidman, LLP

Philadelphia, Pennsylvania

September 15, 2006